EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2005, accompanying the financial statements and schedule in the Annual Report of Bairnco Corporation 401(k) Savings Plan and Trust on Form 11-K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Bairnco Corporation 401(k) Savings Plan and Trust on Forms S-8 (File No. 33-36330, effective July 18, 1990 and File No. 33-41313, effective, June 19, 1991).

   /s/ GRANT THORNTON LLP

Orlando, Florida

June 28, 2005

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-36330 and 33-41313) pertaining to the Bairnco Corporation 401(k) Savings Plan and Trust of our report dated June 21, 2004, with respect to the financial statement of the Bairnco Corporation 401(k) Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/S/ ERNST & YOUNG LLP

Tampa, FL

June 27, 2005